                                                                    EXHIBIT 11.2

                            NORTHEAST FEDERAL CORP.

                    COMPUTATION OF NET LOSS PER COMMON SHARE
           BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       YEAR ENDED   NINE MONTHS ENDED YEAR ENDED
                                      DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                          1993            1992           1992
                                      ------------  ----------------- ----------
PRIMARY LOSS PER COMMON SHARE BEFORE
 CUMULATIVE EFFECT OF CHANGE IN AC-
 COUNTING PRINCIPLE:
  Net income (loss) before
   cumulative effect of change in
   accounting principle.............  $   (14,139)     $  (59,234)    $    4,585
  Preferred stock dividend require-
   ments............................       (4,501)         (4,652)        (8,506)
                                      -----------      ----------     ----------
  Loss before cumulative effect of
   change in accounting principle
   applicable to common stockholders
   for the calculation of primary
   loss.............................  $   (18,640)     $  (63,886)    $   (3,921)
                                      ===========      ==========     ==========
Weighted average shares outstanding.   10,648,874       5,725,103      5,720,154
Dilutive effect of outstanding stock
 options............................            *               *              *
Dilutive effect of outstanding stock
 warrants...........................            *               *              *
                                      -----------      ----------     ----------
Weighted average shares, as adjust-
 ed, for the calculation of loss....   10,648,874       5,725,103      5,720,154
                                      ===========      ==========     ==========
  Primary loss per common share
   before cumulative effect of
   change in accounting principle...  $     (1.75)     $   (11.16)    $     (.69)
                                      ===========      ==========     ==========
FULLY DILUTED LOSS PER COMMON SHARE
 BEFORE CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING PRINCIPLE:
  Net income (loss) before
   cumulative effect of change in
   accounting principle.............  $   (14,139)     $  (59,234)    $    4,585
  Preferred stock dividend require-
   ments............................       (4,501)         (4,652)        (8,506)
  Interest expense on convertible
   subordinated debentures, net of
   tax..............................            *               *              *
                                      -----------      ----------     ----------
  Loss before cumulative effect of
   change in accounting principle
   applicable to common stockholders
   for the calculation of fully
   diluted loss.....................  $   (18,640)     $  (63,886)    $   (3,921)
                                      ===========      ==========     ==========
Weighted average shares outstanding.   10,648,874       5,725,103      5,720,154
Dilutive effect of outstanding stock
 options............................            *               *              *
Dilutive effect of outstanding stock
 warrants...........................            *               *              *
Dilutive effect of shares issuable
 from assumed conversions of
 convertible preferred stock and
 convertible subordinated
 debentures.........................            *               *              *
                                      -----------      ----------     ----------
Weighted average shares, as
 adjusted, for the calculation of
 fully diluted loss.................   10,648,874       5,725,103      5,720,154
                                      ===========      ==========     ==========
FULLY DILUTED LOSS PER COMMON SHARE
 BEFORE CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING PRINCIPLE............  $     (1.75)     $   (11.16)    $     (.69)
                                      ===========      ==========     ==========

- --------
* The outstanding common stock equivalents (stock options), stock warrants, and the assumed conversions of the convertible preferred stock and convertible subordinated debentures did not have a dilutive effect on the computation of loss per common share before cumulative effect of change in accounting principle. See table following Exhibit 11.1.

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